Exhibit 10.3

CANCELLATION AGREEMENT

THIS CANCELLATION AGREEMENT (this “Agreement”), is entered into effective as of August 12, 2021, by and between Propanc Biopharma, Inc., a Delaware corporation (the “Company”) and Dr. Julian Kenyon,

the (“Creditor”).

RECITALS

WHEREAS, the Company desires to reduce its debt load in order to improve its balance sheet and to enhance its ability to secure additional financing; and

WHEREAS, on the Company and Creditor entered into an Amended and Restated Services Agreement dated May 14, 2019 (the “Agreement”); and

WHEREAS, pursuant to the Agreement, Creditor was to be paid $54,000 USD per year pursuant to the Agreement; and

WHEREAS, as of June 30, 2021, Company has accrued $102,600 USD due and owing to Creditor under the Agreement; and

WHEREAS, Creditor agrees to cancel this debt (the “Debt”) in exchange for certain amount of shares of common stock of the Company, calculated at the price of $0.03 per share (the “Exchange Price”), on the terms set forth herein, and the Company is willing and able to issue shares of common stock to the Creditor on the terms described herein.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:

1. Cancellation of the Debts; Issuance of the Shares. At the Closing (as defined in Section 2 hereof) and subject to the terms and conditions of this Agreement, the Debt shall be cancelled and the Company shall issue an aggregate of 3,420,000 shares of common stock, par value $0.001 per share (the “Shares”), calculated at the Exchange Price.

2. Closing; Delivery of Shares.

(a) The closing of the cancellation of the Debt and the issuance of the Shares shall occur as soon as practicable after the execution of this Agreement, but in no event later than thirty (30) calendar days from the execution of this Agreement (the “Outside Date”), at the offices of the Company, or such other place, date and time as set forth in this Agreement or as the parties hereto may otherwise agree (the “Closing”).

(b) At the Closing, the Company shall use its best efforts to cause the Company’s transfer agent to deliver to the Creditor, by courier or FedEx, stock certificate, or certificates, registered in the name of such Creditor and representing the amount of Shares as is set forth above.

3. Representations and Warranties of Creditor. The Creditor represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the date of Closing:

(a). Qualification, Authorization and Enforcement. This Agreement has been duly executed by such Creditor, and when delivered by such Creditor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Creditor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b). No Conflict. The execution, delivery, and performance of this Agreement do not and will not: (i) conflict with or violate any law or governmental order applicable to the Creditor; or (ii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of the Creditor pursuant to, any contract to which the Creditor is a party or by which any of such assets or properties is bound or affected.

(c). Governmental Consents and Approvals. The execution, delivery, and performance of this Agreement by the Creditor does not and will not require any consent, approval, authorization, or other order of, action by, filing with, or notification to, any governmental authority.

(d). Purchase Entirely for Own Account. Creditor is acquiring the Shares for Creditor’s own account for investment purposes only, not as nominee or agent, and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Creditor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice; however, Creditor has a right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by Creditor to hold Shares for any period of time.

(e). Investor Status. Creditor is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”) or an entity engaged in a business that would require it to be so registered. Creditor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares. Creditor acknowledges that an investment in the Shares is speculative and involves a high degree of risk. If such Creditor is a U.S. Person (as such term is defined in Rule 902(k) of Regulation S), at the time such Creditor was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(f). Regulation S. If such Creditor is not a U.S. Person, such Creditor (i) acknowledges that the certificate(s) representing or evidencing the Shares contain a customary restrictive legend restricting the offer, sale or transfer of any Shares except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by such Creditor of Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to purchase the Shares was made to such Creditor outside of the United States, and such Creditor was, at the time of the offer and will be, at the time of the sale and is now, outside the United States, (iv) has not engaged in or directed any unsolicited offers to purchase Shares in the United States, (v) is neither a U.S. Person nor a Distributor (as such terms are defined in Rule 902(k) and 902(d), respectively, of Regulation S), (vi) has purchased the Shares for its own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Shares specified on signature pages hereto opposite its name and has not pre-arranged any sale with an investor in the United States, and (ix) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, Creditor understands that the statutory basis for the exemption claimed for the sale of the Shares would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. Such Creditor has completed and executed the Regulation S Representation Letter attached as Exhibit A to this Agreement.

(g). Access to Information. Creditor has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(h). Independent Investment Decision. Creditor has independently evaluated the merits of its decision to purchase the Shares pursuant to this Agreement, and such Creditor confirms that it has not relied on the advice of any other Creditor’s business and/or legal counsel in making such decision. Creditor understands that nothing in the Agreement or any other materials presented to Creditor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Creditor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(i). Restricted Securities. Creditor understands and acknowledges that:

i. the Shares are characterized as “restricted securities” under the U.S. federal securities laws and will bear a customary restrictive legend inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances;

ii. the Shares have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and the Company is relying upon the truth and accuracy of, and Creditor’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of Creditor contained in this Agreement in order to determine the availability of such exemptions and the eligibility of Creditor to acquire the Shares; and

iii. the Shares must be held indefinitely unless such Shares are registered under the Securities Act or applicable state securities laws, or an exemption from registration is available.

(j). No Registration Rights. Creditor further understands that there are no registration rights associated with the Shares being acquired pursuant to this Agreement.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Creditor that, as of the date hereof and as of the date of Closing:

(a). Qualification, Authorization and Enforcement. The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations there under. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b). No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents as in effect on the date hereof, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(c). Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with any United States or Australia court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) filings if required by state securities laws, (ii) if required, the filing with NASDAQ of an applicable additional shares listing application or notification relating to the Shares issuable hereunder, (iii) if required, the filing of a Notice of Sale of Securities on Form D with the Securities and Exchange Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with the Exchange Act and (v) those that have been made or obtained prior to the date of this Agreement.

(d). Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with the terms and conditions of this Agreement, will be validly issued, fully paid and non assessable, free and clear of all liens imposed by the Company. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to, the Shares. The Shares are not the subject of any present or, to the Company’s knowledge, threatened suit, action, arbitration, administrative or other proceeding, and the Company knows of no reasonable grounds for the institution of any such proceedings.

5. Amounts Repaid in Full. For and in consideration of the issuance of the Shares to the Creditor, the Debt shall be deemed to be repaid in full, and the Company shall have no further obligations in connection with the Debt.

6. Release by the Creditor. Upon receipt of the Shares, the Creditor releases and discharges the Company, the Company’s subsidiaries, Company’s and each of its subsidiaries’ officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns (“Company Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Company Parties such Creditor ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this release relating to the Debts. The Creditor represents and warrants that no other person or entity has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein.

7. Fees, Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Creditor.

8. General Provisions.

(a). Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b). Termination. This Agreement may be terminated prior to Closing:

i. by written agreement of the Creditor and the Company; or

ii. by either the Company or the Creditor (as to itself but no other Creditor) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 8(b) shall not be available to any person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

Upon a termination in accordance with this Section 8(b), the Company and Creditor shall not have any further obligation or liability (including as arising from such termination) to the other and no Creditor will have any liability to any other Creditor under this Agreement as a result here from and there from.

(c). Notices. All notices or other communications required or permitted by this Agreement shall be writing and shall be deemed to have been duly received:

i. if given by facsimile or electronic version, when transmitted and the appropriate telephonic or electronic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

ii. if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails; and

iii. if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such party to the other party pursuant to notice given by such party in accordance with the provisions of this Section.

(d). Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(e). Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

(f). No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in Section 6.

(g). Modification and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Creditor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(h). Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(i). Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

(j). Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

(k). Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares, until the second anniversary of the date hereof.

(l). Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. A facsimile or PDF copy of this Agreement shall be deemed an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

DR. JULIAN KENYON, an individual

By:	/s/ Julian Kenyon
Name:	Dr. Julian Kenyon

PROPANC BIOPHARMA , INC.

By:	/s/ James Nathanielsz
Name:	James Nathanielsz
Title:	Chief Executive Officer, Director

By:	/s/ Josef Zelinger
Name:	Josef Zelinger
Title:	Director

Exhibit A

Regulation S Representation Letter

Date: August 12, 2021

Re: Propanc Biopharma, Inc. (the “Company”)

Ladies and Gentlemen:

Pursuant to certain Cancellation Agreement between the undersigned and the Company, dated as of July 20, 2021, the undersigned hereby represents, warrants and covenants to the Company as follows:

1.	The undersigned is not a “U.S. Person,” as such term is defined in Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

2.	No offer or sale of the shares of common stock of the Company (the “Shares”) was made to the undersigned in the United States.

3.	The undersigned is not acquiring the Shares for the account or on behalf of any U.S. Person.

4.	The undersigned has not made any prearrangement to transfer the Shares to a U.S. Person or to return the Shares to the United States securities markets (which includes short sales in the United States within the applicable “distribution compliance period,” as defined in Regulation S (hereinafter referred to as the “restricted period”) to be covered by delivery of the Company’s Shares) and is not acquiring the Shares as part of any plan or scheme to evade the registration requirements of the Securities Act.

5.	All offers and sales of the Shares by the undersigned in the United States or to U.S. Persons or otherwise whether prior to the expiration or after the expiration of the applicable restricted period shall be made only pursuant to a registration of the Shares under the Securities Act or an exemption from registration, and in compliance with Regulation S.

6.	The undersigned is not a “distributor,” as defined in Regulation S. However, if the undersigned should be deemed to be a distributor prior to reselling the Shares to a non-U.S. Person during the restricted period, the undersigned will send a notice to each new purchaser of Shares that such new purchaser is subject to the restrictions of Regulation S during the restricted period.

7.	The undersigned is not an “underwriter” or “dealer” (as such terms are defined in the Securities Act), and the acquisition of the Shares by the undersigned is not a transaction (or part of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	The undersigned does not have a short position in any securities of the Company and will not have a short position in such securities at any time prior to the expiration of the restricted period.

9.	If at any time after the expiration of the restricted period, the undersigned wishes to transfer or attempts to transfer the Shares to a U.S. Person, the undersigned agrees to notify the Company if at such time it is an “affiliate” of the Company or is then acting as an “underwriter,” “dealer,” or “distributor” as to such securities (as such terms are defined in the Securities Act or the regulations promulgated thereunder, including but not limited to, Regulation S), or if such transfer is being made as part of a plan or scheme to evade the registration provisions of the Securities Act.

10.	The undersigned acknowledges that the undersigned may only be able to resell the Shares pursuant to the provisions of Regulation S and otherwise pursuant to the Securities Act, and that it may not be possible for the undersigned to liquidate its investment in the Shares. The undersigned is prepared, therefore, to hold its, his or her Shares in the Company indefinitely.

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IN WITNESS WHEREOF, the undersigned has executed this Regulation S Representation Letter as of the date first set forth above.

By:	/s/ Julian Kenyon
Dr. Julian Kenyon